EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  Bank One Trust Company, National Association
              (Exact name of trustee as specified in its charter)

 A National Banking Association                           31-0838515
                                                          (I.R.S. employer
                                                          identification number)

100 East Broad Street, Columbus, Ohio                     43271-0181
(Address of principal executive offices)                  (Zip Code)

                          Bank One Trust Company, N.A.
                                1 Bank One Plaza
                            Chicago, Illinois 60670
    Attn: Sandra L. Caruba, First Vice President and Counsel, (312) 336-9436
           (Name, address and telephone number of agent for service)

                         -----------------------------

                         Vanguard Health Systems, Inc.
              (Exact name of obligor as specified in its charter)

Delaware                                                  62-1698183
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

20 Burton Hills Boulevard, Suite 100
Nashville, Tennessee                                      37215
(Address of principal executive offices)                  (Zip Code)

                    9.75% Senior Subordinated Notes due 2011
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of October, 2001.


                                   Bank One Trust Company, National Association, Trustee


                                   By  /s/Sandra L. Caruba
                                   Sandra L. Caruba
                                   First Vice President










* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                October 12, 2001


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Vanguard Health Systems, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One Trust Company, National Association


                                    By: /s/ Sandra L. Caruba
                                            Sandra L. Caruba
                                            First Vice President

Bank One, NA FFIEC 031
Legal Title of Bank RC-1
Chicago
City 11
IL 60670
State Zip Code

Transmitted to EDS as 0145123 on 08/14/01 at 09:51:59 CST
FDIC Certificate Number - 03618

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC--Balance Sheet

ASSETS                                      Dollar Amounts in Thousands     RCFD  Bil Mil Thou

1.   Cash and balances due from depository
       institutions (from Schedule RC-A):
a.   Noninterest-bearing balances and
       currency and coin (1) ___________________________________________    0081   10,110,003   1.a
b.   Interest-bearing balances (2) _____________________________________    0071    1,998,859   1.b
2.   Securities:
a.   Held-to-maturity securities
       (from Schedule RC-B, column A) __________________________________    1754            0   2.a
b.   Available-for-sale securities (from
       Schedule RC-B, column D) ________________________________________    1773   23,932,421   2.b
3.   Federal funds sold and securities
       purchased under agreements to resell ____________________________    1350   19,525,969   3
4.   Loans and lease financing receivables
       (from Schedule RC-C):
a.   Loans and leases held for sale ____________________________________    5369       55,386   4.a
b.   Loans and leases, net of unearned income _____B528   77,065,438  4.b
c.   LESS: Allowance for loan and lease losses ____3123    1,931,234  4.c
d.   Loans and leases, net of unearned income
       and allowance (item 4.b minus 4.c)_______________________________    B529   75,134,204   4.d
5.   Trading assets (from Schedule RC-D) _______________________________    3545    3,978,185   5
6.   Premises and fixed assets (including capitalized leases) __________    2145      748,205   6
7.   Other real estate owned (from Schedule RC-M) ______________________    2150       11,079   7
8.   Investments in unconsolidated subsidiaries
       and associated companies (from Schedule RC-M)____________________    2130      401,512   8
9.   Customers' liability to this bank
       on acceptances outstanding ______________________________________    2155      275,403   9
10.  Intangible assets _________________________________________________
a.   Goodwill __________________________________________________________    3163      447,558  10.a
b.   Other intangible assets (from Schedule RC-M)_______________________    0426        3,844  10.b
11.  Other assets (from Schedule RC-F) _________________________________    2160    5,670,527  11
12.  Total assets (sum of items 1 through 11) __________________________    2170  142,293,155  12

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Bank One, NA FFIEC 031
Legal Title of Bank RC-2
Transmitted to EDS as 0145123 on 08/14/01 at 09:51:59 CST
FDIC Certificate Number - 03618 12
Schedule RC--Continued


ASSETS                                      Dollar Amounts in Thousands     RCFD  Bil Mil Thou
13.  Deposits:
a.   In domestic offices (sum of totals of
     columns A and C from Schedule RC-E, RCON
part I) ________________________________________________________________    2200   56,795,188  13.a
(1)  Noninterest-bearing (1) _________________     6631   20,269,564  13.a.1
(2)  Interest-bearing ________________________     6636   36,525,624  13.a.2
b.   In foreign offices, Edge and Agreement
       subsidiaries, and IBFs RCFN (from Schedule
       RC-E, part II) __________________________________________________    2200   33,279,360  13.b
(1)  Noninterest-bearing __________________________6631      685,406 13.b.1
(2)  Interest-bearing _____________________________6636   32,593,954        RCFD               13.b.2
14.  Federal funds purchased and securities sold
       under agreements to repurchase __________________________________    2800    9,121,123  14
15.  Trading liabilities (from Schedule RC-D) __________________________    3548    3,365,890  15
16.  Other borrowed money (includes mortgage
       indebtedness and obligationsunder
       capitalized leases) (from Schedule RC-M):                            3190   20,125,897  16
17.  Not applicable
18.  Bank's liability on acceptances executed and
       outstanding _____________________________________________________    2920      275,403  18
19. Subordinated notes and debentures(2) _______________________________    3200    3,851,152  19
20.  Other liabilities (from Schedule RC-G) ____________________________    2930    6,982,395  20
21.  Total liabilities (sum of items 13 through 20) ____________________    2948  133,796,408  21
22.  Minority interest in consolidated subsidiaries ____________________    3000        2,600  22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus _____________________    3838            0  23
24.  Common stock ______________________________________________________    3230      200,858  24
25.  Surplus (exclude all surplus related to preferred stock) __________    3839    5,493,189  25
26.  a. Retained earnings ______________________________________________    3632    2,913,064  26.a
b.   Accumulated other comprehensive income (3) ________________________    B530     (112,964) 26.b
27.  Other equity capital components (4)________________________________    A130            0  27
28.  Total equity capital (sum of items 23 through 27) _________________    3210    8,494,147  28
29.  Total liabilities, minority interest,
       and equity capital (sum of items 21, 22, and 28)_________________    3300  142,293,155  29


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
performed for the bank by independent external                              RCFD         Number
auditors as of any date during 2000 ____________________________________    6724      N/A   M. 1

1 = Independent audit of the bank conducted in    4 = Directors' examination of the bank conducted
accordance with generally accepted auditing           in accordance with generally accepted auditing
standards by a certified public accounting            standards by a certified public accounting firm
firm which submits a report on the bank               (may be required by state chartering authority)

2 = Independent audit of the bank's parent        5 = Directors' examination of the bank performed by
holding company conducted in accordance with          other external auditors (may be required by state
generally accepted auditing standards by a            chartering authority)
certified public accounting firm which
submits a report on the consolidated              6 = Review of the bank's financial statements by
holding company (but not on the bank                  external auditors
separately)
                                                  7 = Compilation of the bank's financial statements by
3 = Attestation on bank management's                  external auditors
assertion on the effectiveness of the bank's
internal control over financial reporting         8 = Other audit procedures (excluding tax
by a certified public accounting firm                 preparation work)

                                                  9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.